Exhibit 4.2
                                 [Form of Note]

REGISTERED                                                          $__________

No. R-_


                       SEE REVERSE FOR CERTAIN DEFINITIONS

                                                          CUSIP NO. ___________

     [Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

     THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

                    NATIONSFINANCIAL AUTO OWNER TRUST 1996-1

                       CLASS A-3 ____% ASSET BACKED NOTES

     NationsFinancial Auto Owner Trust 1996-1, a business trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [_______________] DOLLARS payable on each Distribution Date in an amount equal to the result obtained by multiplying
(i) a fraction the numerator of which is $[INSERT INITIAL PRINCIPAL AMOUNT OF NOTE] and the denominator of which is $__________ by (ii) the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class A-3 Notes pursuant to Section 3.1 of the Indenture; provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the ________ ____ Distribution Date (the "Class A-3 Final Scheduled Payment Date"). The Issuer will pay interest on this Note at the rate per annum shown above on each Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date). Interest on this Note will accrue for each Payment Date from the most recent Payment Date on which interest has been paid to but excluding such Payment Date or, if no interest has yet been paid, from December __, 1996. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

     The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

     The Notes are entitled to the benefits of a financial guaranty insurance policy (the "Note Policy") issued by Financial Security Assurance Inc. (the "Insurer"), pursuant to which the Insurer has unconditionally guaranteed payments of the Noteholders' Interest Distributable Amount and the Noteholders' Principle Distributable Amount on each Payment Date, all as more fully set forth in the Indenture.

     Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

     Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer as of the date set forth below.

                           NATIONSFINANCIAL AUTO OWNER
                                            TRUST 1996-1


                          By: ________________________,
                              not in its individual capacity but
                              solely as Owner Trustee under the
                               Trust Agreement,


                          By:__________________________
                             Name:
                             Title:
Date:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


     This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date:

                                           _______________________, not in its
                                           individual capacity but solely as
                                           Trustee,


                                         By:______________________
                                            Authorized Signatory

                                [REVERSE OF NOTE]


     This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Class A-3 ___% Asset Backed Notes (herein called the "Class A-3 Notes"), all issued under an Indenture dated as of November 30, 1996 (such indenture, as supplemented or amended, is herein called the "Indenture"), between the Issuer and _______________________, as trustee (the "Trustee", which term includes any successor Trustee under the Indenture, and the "Indenture Collateral Agent", which term includes any successor Indenture Collateral Agent under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Holders of the Notes. The Notes are subject to all terms of the Indenture. All terms used in this Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.

     The Class A-3 Notes, the Class A-1 Notes and the Class A-2 Notes (together, the "Notes") are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

     Principal of the Class A-3 Notes will be payable on each Payment Date in an amount described on the face hereof. "Payment Date" means the fifteenth day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing January __, 1997.

     As described above, the entire unpaid principal amount of this Note shall be due and payable on the earlier of the Final Scheduled Distribution Date and the Redemption Date, if any, pursuant to Section 10.1(a) or 10.1(b) of the Indenture. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable (i) on the date on which an Event of Default shall have occurred and be continuing so long as an Insurer Default shall not have occurred and be continuing or (ii) if an Insurer Default shall have occurred and be continuing, on the date on which an Event of Default shall have occurred and be continuing and the Trustee or the Holders of the Notes representing at least 66-2/3% of the Outstanding Amount of the Notes have declared the Notes to be immediately due and payable in the manner provided in
Section 5.2 of the Indenture. All principal payments on the Class A-3 Notes shall be made pro rata to the Class A-3 Noteholders entitled thereto.

     Payments of interest on this Note due and payable on each Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Distribution Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Distribution Date, then the Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Holder hereof as of the Record Date preceding such Distribution Date by notice mailed prior to such Distribution Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Trustee's principal Corporate Trust Office or at the office of the Trustee's agent appointed for such purposes located in The City of New York.

     The Issuer shall pay interest on overdue installments of interest at the Class A-3 Interest Rate to the extent lawful.

     As provided in the Indenture, the Notes may be redeemed pursuant to Section 10.1(a) of the Indenture, in whole, but not in part, at the option of the Servicer (with the consent of the Insurer under certain circumstances), on any Payment Date on or after the date on which the Pool Balance is less than or equal to 5% of the Original Pool Balance.

     As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, (i) duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar which requirements include membership or participation in Securities Transfer Agents Medallion Program ("Stamp") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, Stamp, all in accordance with the Exchange Act, and (ii) accompanied by such other documents as the Trustee may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

     Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Seller, the Servicer, the General Partner, the Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Seller, the Servicer, the General Partner, the Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Seller, the Servicer, the General Partner, the Owner Trustee or the Trustee or of any successor or assign of the Seller, the Servicer, the General Partner, the Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

     Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note covenants and agrees that by accepting the benefits of the Indenture that such Noteholder will not at any time institute against the Depositor, the General Partner, or the Issuer or join in any institution against the Depositor, the General Partner, or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

     Prior to the due presentment for registration of transfer of this Note, the Issuer, the Trustee and the Insurer and any agent of the Issuer, the Trustee or the Insurer may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Insurer and of the Holders of Notes representing a majority of the Outstanding Amount of all Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

     The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

     The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee and the Holders of Notes under the Indenture.

     The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

     This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency herein prescribed.

     Anything herein to the contrary notwithstanding, except as expressly provided in the Indenture or the Basic Documents, neither ________________________ in its individual capacity, any owner of a beneficial interest in the Issuer, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture, it being expressly understood that said covenants, obligations and indemnifications have been made by the Owner Trustee for the sole purposes of binding the interests of the Owner Trustee in the assets of the Issuer. The Holder of this Note by the acceptance hereof agrees that except as expressly provided in the Indenture or the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee


                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________

                         (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _____________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:  ___________                                  _______________________1
                                                     Signature Guaranteed:



--------
1 NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.